UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2020
Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 26, 2020, in connection with the consolidation of regional operations of Basic Energy Services, Inc., a Delaware corporation (“Basic” or the “Company”), and other changes to the organizational structure of the Company, the Board of Directors (the “Board”) of the Company approved the promotion of Adam Hurley to fill the newly-created position of Executive Vice President, Operations. Mr. Hurley will perform the functions of the Company’s principal operating officer. James Newman, the Company’s former Senior Vice President, Region Operations, will continue with the Company in the role of Senior Vice President, Agua Libre Midstream, effective as of May 26, 2020.

Mr. Hurley, age 39, joined the Company in July 2018 as Vice President of Strategy and Business Development and most recently served as Vice President and Chief Integration Officer. Prior to joining Basic, he was an investment banker focused on oil and gas M&A advisory at Intrepid Partners, an energy-focused merchant bank, from 2016 to 2018 and Goldman Sachs from 2013 to 2016. Before that, Mr. Hurley was an officer in the U.S. Army for eight years, most notably as a Special Forces team leader and an infantry platoon leader. Mr. Hurley graduated with a Bachelor of Science degree from the United States Military Academy at West Point and a Masters of Business Administration from Duke University. Mr. Hurley has 17 years of related industry experience.

Mr. Hurley has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Hurley is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Hurley’s appointment, the Compensation Committee of the Company’s Board approved an annual base salary of $400,000, an annual bonus target of 80% of base salary, and a long term incentive target multiple of base salary of 1.75.

Item 8.01. Other Events.

On May 27, 2020, the Company issued a press release announcing the consolidation of regional operations of the Company and other changes to the organizational structure of the Company. A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated into this Item 8.01 by reference.

Cautionary Note Regarding Forward-Looking Statements

Many of the statements included or incorporated in this Current Report on Form 8-K and the furnished exhibit constitute “forward-looking statements.” In particular, they include statements relating to future actions, strategies, future operating and financial performance, and Basic’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Basic may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in Basic’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release dated May 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: May 27, 2020	By:	/s/ David S. Schorlemer
	Name:	David S. Schorlemer
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Secretary (Principal Financial
Officer and Principal Accounting Officer)